Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Big Lots Reports Q3 Results

Comparable sales and gross margins in line with guidance; expenses, excluding impairments, better than expected

Q3 GAAP EPS loss of $3.56; adjusted EPS loss of $2.99

Inventory reduction efforts on track

For the Q3 Results Presentation, Please Visit: https://www.biglots.com/corporate/investors

Columbus, Ohio – December 1, 2022 – Big Lots, Inc. (NYSE: BIG) today reported a net loss of $103.0 million, or $3.56 per share, for the third quarter of fiscal 2022 ended October 29, 2022. This result includes an after-tax charge of $16.3 million, or $0.56 per share, associated with store asset impairment charges. Excluding this charge, the adjusted net loss was $86.7 million, or $2.99 per share (see non-GAAP table included later in this release). The net loss for the third quarter of fiscal 2021 was $4.3 million, or $0.14 per diluted share.

Net sales for the third quarter of fiscal 2022 totaled $1.204 billion, a 9.8% decrease compared to $1.336 billion for the same period last year. The decline to last year was driven by a comparable sales decrease of 11.7%. Net new stores and relocations contributed approximately 190 basis points of sales growth compared to the third quarter of 2021.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “The third quarter marks another quarter in which we met the challenges of a tough environment head on and did what we said we would do. Our sales and gross margin were in line with guidance and, importantly, year-over-year inventories continued to come down materially. We saw favorability in SG&A, as we tightly managed costs, and have strengthened our balance sheet and liquidity position. I’d like to thank our team for their hard work through this difficult retail environment.”

“Going forward, we will build on the significant progress we have achieved in strengthening our business model. These efforts will enable us to better adapt to continuously evolving customer needs, build upon our core competencies, and deliver incredible value.”

“Although we are operating in a challenging macroeconomic environment, we remain enthusiastic about our tremendous opportunity to provide even more value for our customers. We will continue to transform our business by offering customers amazing deals and more exciting assortments, which are easier to find and more convenient to shop. We will find more ways to be efficient with a continued focus on growing margin, reducing expenses, and making highly disciplined investment decisions.”

A summary of adjustments to loss per diluted share is included in the table below.

Q3 2022

Earnings (loss) per diluted share - as reported	($3.56)

Adjustment to exclude store asset impairment charges (1)	$0.56

Earnings (loss) per diluted share - adjusted basis	($2.99)

(1) Non-GAAP detailed reconciliation provided in statement below

Inventory and Cash Management
Inventory ended the third quarter of fiscal 2022 at $1,345 million compared to $1,277 million for the same period last year, with the 5.3% increase driven by higher average unit costs.

The company ended the third quarter of fiscal 2022 with $62.1 million of Cash and Cash Equivalents and $459.9 million of Long-term Debt, compared to $70.6 million of Cash and Cash Equivalents and no Long-term Debt as of the end of the third quarter of fiscal 2021. On September 21, 2022 the company successfully completed the refinancing and replacement of its existing $600 million senior unsecured credit facility with a new $900 million five-year revolving asset-based loan (ABL) facility. The ABL is secured by the company’s working capital, with the borrowing base comprised of eligible credit card receivables and the company’s eligible inventory, less applicable reserves, that fluctuates each month. The new facility strengthens the company’s liquidity position and increases its financial flexibility. The new facility strengthens the company’s liquidity position and increases its financial flexibility.

Dividend and Share Repurchases
As announced in a prior release, on December 1, 2022 the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $8.7 million will be payable on December 28, 2022, to shareholders of record as of the close of business on December 14, 2022. The company did not execute any share repurchases during the quarter. The company has $159 million remaining under its December 2021 $250 million authorization.

Company Outlook
For the fourth quarter, the company expects comps to be down in the low-double-digit range. Net new stores will add about 170 basis points of growth versus 2021. The company expects the fourth quarter gross margin rate to improve sequentially versus Q3 but remain in the mid-30s range. This includes the impact of additional markdowns related to accelerated store closures and continued efforts to clean up slow-moving inventory. Given an atypically wide range of outcomes, the company is not providing EPS guidance at this point. The company expects a share count of approximately 29.0 million for Q4.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. ET to discuss the financial results for the third quarter of fiscal 2022. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website http://www.biglots.com/ after 12:00 p.m. ET today and will remain available through midnight ET on Thursday, December 15, 2022. A replay of this call will also be available beginning today at 12:00 p.m. ET through December 15 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13734153.

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is one of America’s largest home discount retailers, operating more than 1,450 stores in 48 states, as well as a best-in-class ecommerce platform with expanded fulfillment and delivery capabilities. The Company’s mission is to help customers “Live Big and Save Lots” by offering unique treasures and exceptional bargains on everything for their home, including furniture, seasonal decor, kitchenware, pet supplies, food items, laundry and cleaning essentials and more. Big Lots is the recipient of Home Textiles Today's 2021 Retail Titan Award. For more information about the company or to find the store nearest you, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

CONTACTS:

Investor Relations
Alvin Concepcion
aconcepc@biglots.com
614-278-2705

Tom Filandro
Tom.filandro@icrinc.com
646-277-1235

Media Relations
Josh Chaney
jchaney@biglots.com
614-398-8896

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 29	OCTOBER 30
	2022	2021
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$62,138	$70,596
Inventories	1,345,280	1,277,225
Other current assets	122,581	148,959
Total current assets	1,529,999	1,496,780

Operating lease right-of-use assets	1,693,138	1,745,291

Property and equipment - net	718,642	738,673

Deferred income taxes	53,962	16,055
Other assets	39,671	35,524
	$4,035,412	$4,032,323

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$481,779	$605,336
Current operating lease liabilities	245,768	235,473
Property, payroll and other taxes	101,597	104,806
Accrued operating expenses	125,518	123,304
Insurance reserves	39,335	35,616
Accrued salaries and wages	27,700	74,648
Income taxes payable	1,225	508
Total current liabilities	1,022,922	1,179,691

Long-term debt	459,900	—

Noncurrent operating lease liabilities	1,575,678	1,579,209
Deferred income taxes	—	8,504
Insurance reserves	60,269	58,330
Unrecognized tax benefits	8,170	10,415
Other liabilities	126,243	146,334

Shareholders' equity	782,230	1,049,840
	$4,035,412	$4,032,323

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 29, 2022		OCTOBER 30, 2021
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,204,281	100.0	$1,335,646	100.0
Gross margin	409,460	34.0	519,181	38.9
Selling and administrative expenses	503,016	41.8	487,378	36.5
Depreciation expense	37,255	3.1	35,930	2.7
Operating loss	(130,811)	(10.9)	(4,127)	(0.3)
Interest expense	(6,256)	(0.5)	(2,284)	(0.2)
Other income (expense)	62	0.0	285	0.0
(Loss) income before income taxes	(137,005)	(11.4)	(6,126)	(0.5)
Income tax benefit	(33,992)	(2.8)	(1,796)	(0.1)
Net loss	($103,013)	(8.6)	($4,330)	(0.3)

Earnings (loss) per common share
Basic	($3.56)		($0.14)
Diluted	($3.56)		($0.14)

Weighted average common shares outstanding
Basic	28,943		31,679
Dilutive effect of share-based awards	—		—
Diluted	28,943		31,679

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 29, 2022		OCTOBER 30, 2021
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,925,216	100.0	$4,418,582	100.0
Gross margin	1,352,602	34.5	1,750,925	39.6
Selling and administrative expenses	1,494,239	38.1	1,473,454	33.3
Depreciation expense	111,808	2.8	105,196	2.4
Operating (loss) profit	(253,445)	(6.5)	172,275	3.9
Interest expense	(12,910)	(0.3)	(7,148)	(0.2)
Other income (expense)	1,359	0.0	1,112	0.0
(Loss) income before income taxes	(264,996)	(6.8)	166,239	3.8
Income tax (benefit) expense	(66,751)	(1.7)	38,299	0.9
Net (loss) income	($198,245)	(5.1)	$127,940	2.9

Earnings (loss) per common share
Basic	($6.88)		$3.80
Diluted	($6.88)		$3.73

Weighted average common shares outstanding
Basic	28,828		33,677
Dilutive effect of share-based awards	—		617
Diluted	28,828		34,294

Cash dividends declared per common share	$0.90		$0.90

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	OCTOBER 29, 2022	OCTOBER 30, 2021
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($143,630)	($66,452)

Net cash used in investing activities	(37,979)	(45,459)

Net cash provided by (used in) financing activities	194,603	(110,815)

Increase (decrease) in cash and cash equivalents	12,994	(222,726)
Cash and cash equivalents:
Beginning of period	49,144	293,322
End of period	$62,138	$70,596

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	OCTOBER 29, 2022	OCTOBER 30, 2021
	(Unaudited)	(Unaudited)

Net cash (used in) provided by operating activities	($279,039)	$75,706

Net cash used in investing activities	(124,851)	(122,545)

Net cash provided by (used in) financing activities	412,306	(442,121)

Increase (decrease) in cash and cash equivalents	8,416	(488,960)
Cash and cash equivalents:
Beginning of period	53,722	559,556
End of period	$62,138	$70,596

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating loss, operating loss rate, income tax benefit, effective income tax rate, net loss, and diluted earnings (loss) per share for the third quarter of 2022 and the year-to-date 2022 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Third Quarter of 2022 - Thirteen weeks ended October 29, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$503,016	$(21,723)	$481,293
Selling and administrative expense rate	41.8%	(1.8%)	40.0%
Operating loss	(130,811)	21,723	(109,088)
Operating loss rate	(10.9%)	1.8%	(9.1%)
Income tax benefit	(33,992)	5,375	(28,617)
Effective income tax rate	24.8%	0.0%	24.8%
Net loss	(103,013)	16,348	(86,665)
Diluted earnings (loss) per share	$(3.56)	$0.56	$(2.99)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) store asset impairment charges of $21,723 ($16,348, net of tax).

Year-to-Date 2022 - Thirty-nine weeks ended October 29, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,494,239	$(45,828)	$1,448,411
Selling and administrative expense rate	38.1%	(1.2%)	36.9%
Operating loss	(253,445)	45,828	(207,617)
Operating loss rate	(6.5%)	1.2%	(5.3%)
Income tax benefit	(66,751)	11,331	(55,420)
Effective income tax rate	25.2%	0.1%	25.3%
Net loss	(198,245)	34,497	(163,748)
Diluted earnings (loss) per share	$(6.88)	$1.20	$(5.68)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $45,828 ($34,497, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.